Filed Pursuant to Rule 433
                                                         File No.: 333-132249-12


     The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

     The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                   THE SERIES 2007-1 CERTIFICATES


                         Initial Class
                           Balance or
                           Component          Pass-Through                                                         Minimum
Class or Component         Balance(1)             Rate             Principal Types        Interest Types      Denomination((2))
------------------------------------------------------------------------------------------------------------------------------------

Offered Certificates

Class 1-A-1(5)                $65,124,000        5.750%        Super Senior, Lockout,   Fixed Rate                  $1,000
                                                               Exchangeable REMIC

Class 1-A-2(5)                 $2,363,000        5.750%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Lockout, Exchangeable
                                                               REMIC

Class 1-A-3(5)                (6)                6.000%        Senior,                  Fixed Rate, Interest       $10,000
                                                               Notional Amount,         Only
                                                               Exchangeable REMIC

Class 1-A-4                  $252,747,000        6.000%        Senior, Sequential Pay   Fixed Rate                  $1,000
Class 1-A-5                    $4,952,000        6.000%        Senior, Sequential Pay   Fixed Rate                  $1,000
Class 1-A-6                   $30,207,000        5.750%        Senior, Planned          Fixed Rate                  $1,000
                                                               Amortization

Class 1-A-7                   $70,558,000        5.750%        Super Senior, Planned    Fixed Rate                  $1,000
                                                               Amortization

Class 1-A-8                    $2,560,000        5.750%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Planned Amortization

Class 1-A-9                   $51,144,000        5.750%        Super Senior, Planned    Fixed Rate                  $1,000
                                                               Amortization

Class 1-A-10                   $1,855,000        5.750%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Planned Amortization

Class 1-A-11                  (6)                6.000%        Senior, Notional Amount  Fixed Rate, Interest      $1,000,000
                                                                                        Only

Class 1-A-12(5)               $20,032,000        5.750%        Super Senior, Planned    Fixed Rate                  $1,000
                                                              Amortization,
                                                               Exchangeable REMIC

Class 1-A-13(5)                  $727,000        5.750%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Planned Amortization,
                                                               Exchangeable REMIC

Class 1-A-14(5)               (6)                6.000%        Senior, Notional         Fixed Rate, Interest       $10,000
                                                               Amount, Exchangeable     Only
                                                               REMIC

Class 1-A-15                   $1,061,000        6.000%        Senior, Planned          Fixed Rate                  $1,000
                                                               Amortization

Class 1-A-16                  $15,000,000        5.625%        Senior, Planned          Fixed Rate                  $1,000
                                                               Amortization

Class 1-A-17                  (6)                6.000%        Senior, Notional Amount  Fixed Rate, Interest       $100,000
                                                                                        Only

Class 1-A-18                 $125,000,000         (7)          Super Senior,            Floating Rate               $1,000
                                                               Accretion Directed,
                                                               Targeted Amortization

Class 1-A-19(5)                $4,534,000        6.000%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Planned Amortization,
                                                               Exchangeable REMIC

Class 1-A-20                  (6)                 (8)          Senior, Notional Amount  Inverse Floating          $1,000,000
                                                                                        Rate, Interest Only

Class 1-A-21                      $10,000        6.000%        Senior, Accretion        Accrual, Fixed Rate         $1,000
                                                               Directed, Targeted
                                                               Amortization

Class 1-A-22                      $10,000        6.000%        Senior, Companion        Accrual, Fixed Rate         $1,000
Class 1-A-23(5)               $67,487,000        5.750%        Senior, Lockout,         Fixed Rate                  $1,000
                                                               Exchangeable

Class 1-A-24(5)               $65,124,000        6.000%        Super Senior, Lockout,   Fixed Rate                  $1,000
                                                               Exchangeable

Class 1-A-25(5)                $2,363,000        6.000%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Lockout, Exchangeable

Class 1-A-26(5)               $67,487,000        6.000%        Senior, Lockout,         Fixed Rate                  $1,000
                                                               Exchangeable

Class 1-A-27(5)               $20,759,000        5.750%        Senior, Planned          Fixed Rate                  $1,000
                                                              Amortization,
                                                               Exchangeable

Class 1-A-28(5)               $20,032,000        6.000%        Super Senior, Planned    Fixed Rate                  $1,000
                                                              Amortization,
                                                               Exchangeable

Class 1-A-29(5)                  $727,000        6.000%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Planned Amortization,
                                                               Exchangeable

Class 1-A-30(6)               $20,759,000        6.000%        Senior, Planned          Fixed Rate                  $1,000
                                                              Amortization,
                                                               Exchangeable

Class 1-A-31                  (9)                6.000%        Senior, Planned          Fixed Rate                  $1,000
                                                          Amortization, Component

Class 1-A-32(5)                $5,261,000        6.000%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Planned Amortization,
                                                               Exchangeable

Class 1-A-R                          $100        6.000%        Senior, Sequential Pay   Fixed Rate                   $100
Class 1-IO                    (6)                6.000%        Senior, Notional Amount  Fixed Rate, Interest      $1,000,000
                                                                                        Only

Class 1-PO                     $2,870,270         (11)         Senior, Ratio Strip      Principal Only             $25,000
Class 2-A-1(5)                $30,274,000        5.750%        Super Senior, Lockout,   Fixed Rate                  $1,000
                                                               Exchangeable REMIC

Class 2-A-2(5)                 $1,017,000        5.750%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Lockout, Exchangeable
                                                               REMIC

Class 2-A-3(5)                (6)                6.000%        Senior, Notional         Fixed Rate, Interest       $10,000
                                                               Amount, Exchangeable     Only
                                                               REMIC

Class 2-A-4                  $107,508,000        6.000%        Senior, Planned          Fixed Rate                  $1,000
                                                               Amortization

Class 2-A-5                   $50,834,000        5.750%        Super Senior, Planned    Fixed Rate                  $1,000
                                                               Amortization

Class 2-A-6(5)                 $1,708,000        5.750%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Planned Amortization,
                                                               Exchangeable REMIC

Class 2-A-7(5)                (6)                6.000%        Senior, Notional         Fixed Rate, Interest       $10,000
                                                               Amount, Exchangeable     Only
                                                               REMIC

Class 2-A-8(5)                $25,750,000        5.750%        Super Senior, Planned    Fixed Rate                  $1,000
                                                              Amortization,
                                                               Exchangeable REMIC

Class 2-A-9(5)                   $865,000        5.750%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Planned Amortization,
                                                               Exchangeable REMIC

Class 2-A-10(5)               (6)                6.000%        Senior, Notional         Fixed Rate, Interest       $10,000
                                                               Amount, Exchangeable     Only
                                                               REMIC

Class 2-A-11                 $117,689,000         (11)         Super Senior,            Floating Rate               $1,000
                                                               Accretion Directed,
                                                               Targeted Amortization

Class 2-A-12(5)                $3,954,000        6.000%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Lockout, Exchangeable
                                                               REMIC

Class 2-A-13                  (6)                 (12)         Senior, Notional Amount  Inverse Floating          $1,000,000
                                                                                        Rate, Interest Only

Class 2-A-14                      $10,000        6.000%        Senior, Accretion        Accrual, Fixed Rate         $1,000
                                                               Directed, Targeted
                                                               Amortization

Class 2-A-15                      $10,000        6.000%        Senior, Companion        Accrual, Fixed Rate         $1,000
Class 2-A-16(5)               $31,291,000        5.750%        Senior, Lockout,         Fixed Rate                  $1,000
                                                               Exchangeable

Class 2-A-17(5)               $30,274,000        6.000%        Super Senior, Lockout,   Fixed Rate                  $1,000
                                                               Exchangeable

Class 2-A-18(5)                $1,017,000        6.000%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Lockout, Exchangeable

Class 2-A-19(5)               $31,291,000        6.000%        Senior, Lockout,         Fixed Rate                  $1,000
                                                               Exchangeable

Class 2-A-20(5)               $26,615,000        5.750%        Senior, Planned          Fixed Rate                  $1,000
                                                              Amortization,
                                                               Exchangeable

Class 2-A-21(5)               $25,750,000        6.000%        Super Senior, Planned    Fixed Rate                  $1,000
                                                              Amortization,
                                                               Exchangeable

Class 2-A-22(5)                  $865,000        6.000%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Planned Amortization,
                                                               Exchangeable

Class 2-A-23(5)               $26,615,000        6.000%        Senior, Planned          Fixed Rate                  $1,000
                                                              Amortization,
                                                               Exchangeable

Class 2-A-24                      $65,000        6.000%        Senior, Planned          Fixed Rate                  $1,000
                                                               Amortization

Class 2-A-25(5)                $4,971,000        6.000%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Lockout, Exchangeable

Class 2-A-26(5)                $1,708,000        6.000%        Super Senior Support,    Fixed Rate                  $1,000
                                                               Planned Amortization,
                                                               Exchangeable

Class 2-IO                    (6)                6.000%        Senior, Notional Amount  Fixed Rate, Interest      $1,000,000
                                                                                        Only

Class 2-PO                     $1,315,178         (10)         Senior, Ratio Strip      Principal Only             $25,000
Class 1-M                      $8,436,000        6.000%        Subordinate              Fixed Rate                 $25,000
Class 1-B-1                    $6,074,000        6.000%        Subordinate              Fixed Rate                 $25,000
Class 1-B-2                    $3,712,000        6.000%        Subordinate              Fixed Rate                 $25,000
Class 1-B-3                    $2,024,000        6.000%        Subordinate              Fixed Rate                 $25,000
Class 2-M                      $4,053,000        6.000%        Subordinate              Fixed Rate                 $25,000
Class 2-B-1                    $2,644,000        6.000%        Subordinate              Fixed Rate                 $25,000
Class 2-B-2                    $1,938,000        6.000%        Subordinate              Fixed Rate                 $25,000
Class 2-B-3                    $1,058,000        6.000%        Subordinate              Fixed Rate                 $25,000

    Components

Class 1-A-31-1                   $192,000         N/A          Planned Amortization             N/A                  N/A
Class 1-A-31-2                   $302,000         N/A          Planned Amortization             N/A                  N/A

    Non-Offered
    Certificates

Class 1-B-4                    $1,350,000        6.000%        Subordinate              Fixed Rate                   N/A
Class 1-B-5                    $1,012,000        6.000%        Subordinate              Fixed Rate                   N/A
Class 1-B-6                    $1,013,295        6.000%        Subordinate              Fixed Rate                   N/A
Class 2-B-4                      $705,000        6.000%        Subordinate              Fixed Rate                   N/A
Class 2-B-5                      $528,000        6.000%        Subordinate              Fixed Rate                   N/A
Class 2-B-6                      $529,538        6.000%        Subordinate              Fixed Rate                   N/A







                                                                                      Initial Rating of Certificates(4)
                         Incremental                           Final Scheduled      --------------------------------------
Class or Component    Denomination((2))    Certificate Form   Distribution Date(3)      Fitch        S&P        Moody's
----------------------------------------------------------------------------------  --------------------------------------
Offered Certificates
Class 1-A-1(5)                $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-2(5)                $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-3(5)                $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-4                   $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-5                   $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-6                   $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-7                   $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-8                   $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-9                   $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-10                  $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-11                  $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-12(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-13(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-14(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-15                  $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-16                  $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-17                  $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-18                  $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-19(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-20                  $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-21                  $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-22                  $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa
Class 1-A-23(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-24(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-25(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-26(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-27(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-28(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-29(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-30(6)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-31                  $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-A-32(5)               $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 1-A-R                  N/A              Definitive         March 25, 2037          AAA         AAA         None

Class 1-IO                    $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa


Class 1-PO                    $1              Book-Entry         March 25, 2037          AAA         AAA          Aaa

Class 2-A-1(5)                $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-A-2(5)                $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-3(5)                $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-4                   $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-A-5                   $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-A-6(5)                $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-7(5)                $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-8(5)                $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-9(5)                $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-10(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-11                  $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-12(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-13                  $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-A-14                  $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-15                  $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa
Class 2-A-16(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-A-17(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-A-18(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-A-19(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-A-20(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-21(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-22(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-23(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-A-24                  $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-A-25(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-A-26(5)               $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa

Class 2-IO                    $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa


Class 2-PO                    $1              Book-Entry        January 25, 2037         AAA         AAA          Aaa
Class 1-M                     $1              Book-Entry         March 25, 2037          AA+          AA           Aa2
Class 1-B-1                   $1              Book-Entry         March 25, 2037          AA          None         None
Class 1-B-2                   $1              Book-Entry         March 25, 2037           A          None         None
Class 1-B-3                   $1              Book-Entry         March 25, 2037          BBB         None         None
Class 2-M                     $1              Book-Entry        January 25, 2037         AA+          AA           Aa2
Class 2-B-1                   $1              Book-Entry        January 25, 2037         AA          None         None
Class 2-B-2                   $1              Book-Entry        January 25, 2037          A          None         None
Class 2-B-3                   $1              Book-Entry        January 25, 2037         BBB         None         None

    Components

Class 1-A-31-1               N/A                 N/A                  N/A                N/A         N/A          N/A
Class 1-A-31-2               N/A                 N/A                  N/A                N/A         N/A          N/A

    Non-Offered
    Certificates

Class 1-B-4                  N/A                 N/A             March 25, 2037          BB          None        None
Class 1-B-5                  N/A                 N/A             March 25, 2037           B          None        None
Class 1-B-6                  N/A                 N/A             March 25, 2037         None         None        None
Class 2-B-4                  N/A                 N/A            January 25, 2037         BB          None        None
Class 2-B-5                  N/A                 N/A            January 25, 2037          B          None        None
Class 2-B-6                  N/A                 N/A            January 25, 2037        None         None        None

--------------------------------------------------------------------------------

(1) Approximate. The initial class balance of the offered certificates may vary by a total of plus or minus 5%. The initial class balance shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial class balance of such class.

(2) Denominations for interest only certificates are expressed in notional amount.

(3) The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the related loan group. The actual final payment on your offered certificates could occur earlier or later than the final scheduled distribution date.

(4) The offered certificates will not be issued unless they receive at least the ratings set forth in this table.

(5) Each of these classes is exchangeable, in combination with other classes or singularly, for certain other class or classes of certificates.

(6) The Class 1-A-3, Class 1-A-11, Class 1-A-14, Class 1-A-17, Class 1-A-20, Class 1-IO, Class 2-A-3, Class 2-A-7, Class 2-A-10, Class 2-A-13 and Class 2-IO Certificates are interest only certificates, have no class balances and will bear interest on their notional amounts (initially approximately $2,811,958, $6,513,499, $864,958, $937,500, $125,000,000, $22,870,039,
     $1,303,791, $2,189,250, $1,108,958, $117,689,000 and $11,716,516,
     respectively). The initial notional amounts shown for a class of exchangeable REMIC certificates represents the approximate maximum initial notional amount of such class.

(7) During the initial interest accrual period, interest will accrue on the Class 1-A-18 Certificates at the rate of 5.920% per annum. During each interest accrual period after the initial, interest will accrue on the Class 1-A-18 Certificates at a per annum rate equal to (i) 0.600% plus (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.600% and a maximum rate of 6.000%. In addition, under certain circumstances, the Class 1-A-18 Certificates will be entitled to amounts received under a yield maintenance agreement.

(8) During the initial interest accrual period, interest will accrue on the Class 1-A-20 Certificates at the rate of 0.080% per annum. During each interest accrual period after the initial, interest will accrue on the Class 1-A-20 Certificates at a per annum rate equal to (i) 5.400% minus
     (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.000% and a maximum rate of 5.400%.

(9) The Class 1-A-31 Certificates will be deemed for purposes of distributions of principal to consist of two components: the Class 1-A-31-1 and Class 1-A-31-2 Components. The components of a class are not severable. The initial class balance of the Class 1-A-31 Certificates will be approximately $494,000.

(10) The Class 1-PO and Class 2-PO Certificates are principal only certificates and will not be entitled to distributions of interest.

(11) During the initial interest accrual period, interest will accrue on the Class 2-A-11 Certificates at the rate of 5.920% per annum. During each interest accrual period after the initial, interest will accrue on the Class 2-A-11 Certificates at a per annum rate equal to (i) 0.600% plus (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.600% and a maximum rate of 6.000%. In addition, under certain circumstances, the Class 2-A-11 Certificates will be entitled to amounts received under a yield maintenance agreement.

(12) During the initial interest accrual period, interest will accrue on the Class 2-A-13 Certificates at the rate of 0.080% per annum. During each interest accrual period after the initial, interest will accrue on the Class 2-A-13 Certificates at a per annum rate equal to (i) 5.400% minus
     (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.000% and a maximum rate of 5.400%.

     Senior Principal Distribution Amount

     With respect to the Group 1 Senior Certificates, in the following order:

     I. On each Distribution Date occurring prior to the Accretion Termination Date for the 1-A-21 Certificates, the Class 1-A-21 Accrual Distribution Amount will be allocated sequentially, to the Class 1-A-18 and Class 1-A-21 Certificates, in that order, until their Class Balances have been reduced to zero.

     II. On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 1 for that Distribution Date and (b) the product of (1) the Pool Distribution Amount for loan group 1 remaining after payment of funds due to the Trustee and distributions of interest on the Group 1 Senior Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for loan group 1 and the denominator of which is the sum of the PO Principal Amount for loan group 1 and the Senior Principal Distribution Amount for loan group 1, as principal, sequentially, as follows:

     first, to the Class 1-A-R Certificate, until its Class Balance has been reduced to zero;

     second, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, up to the Group 1 Priority Amount for that Distribution Date;

     third, concurrently, as follows:

            (a) approximately 44.3627117652%, sequentially, to the Class 1-A-4 and Class 1-A- 5 Certificates, in that order, until their Class Balances have been reduced to zero;

            (b) approximately 55.6372882348%, sequentially as follows:

                  (i) concurrently, up to the PAC I Principal Amount for such Distribution Date, as follows:

                        (A) approximately 91.7430313061%, sequentially, as follows:

                               (1) to the Class 1-A-6 Certificates until their Class Balance has been reduced to zero;

                               (2) concurrently, to the Class 1-A-7 and Class 1-A-8 Certificates, pro rata, until their Class Balances have been reduced to zero;

                               (3) concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, until their Class Balances have been reduced to zero;

                               (4) concurrently, to the Class 1-A-12, Class
                               1-A-13 and Class 1- A-19 Certificates, pro rata, until their Calculation Balances have been reduced to zero; and

                               (5) to the Class 1-A-31-1 Component until its Component Balance has been reduced to zero; and

                        (B) approximately 8.2569686939%, sequentially, to the Class 1-A-15 and Class 1-A-16 Certificates and the Class 1-A-31-2 Component, in that order, until their Class Balances and Component Balance have been reduced to zero; and

                   (ii) sequentially, up to the TAC I Principal Amount for such Distribution Date, to the Class 1-A-18 and Class 1-A-21 Certificates, in that order, until their Class Balances have been reduced to zero;

                   (iii) to the Class 1-A-22 Certificates until their Class Balance has been reduced to zero;

                   (iv) sequentially, to the Class 1-A-18 and Class 1-A-21 Certificates, in that order, until their Class Balances have been reduced to zero;

                   (v) concurrently, as follows:

                        (A) approximately 91.7430313061%, sequentially, as follows:

                               (1) to the Class 1-A-6 Certificates until their Class Balance has been reduced to zero;

                               (2) concurrently, to the Class 1-A-7 and Class 1-A-8 Certificates, pro rata, until their Class Balances have been reduced to zero;

                               (3) concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, until their Class Balances have been reduced to zero;

                               (4) concurrently, to the Class 1-A-12, Class
                               1-A-13 and Class 1- A-19 Certificates, pro rata, until their Calculation Balances have been reduced to zero; and

                               (5) to the Class 1-A-31-1 Component until its Component Balance has been reduced to zero; and

                        (B) approximately 8.2569686939%, sequentially, to the Class 1-A-15 and Class 1-A-16 Certificates and the Class 1-A-31-2 Component, in that order, until their Class Balances and Component Balance have been reduced to zero; and

     fourth, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their Calculation Balances have been reduced to zero.

     III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class 1-A-22 Certificates, the Class 1-A-22 Accrual Distribution Amount will be allocated, sequentially, as follows:

     first, sequentially, up to the TAC I Principal Amount for such Distribution Date, to the Class 1-A-18 and Class 1-A-21 Certificates, in that order, until their Class Balances have been reduced to zero; and

     second, to the Class 1-A-22 Certificates, until their Class Balance has been reduced to zero.

     With respect to the Group 2 Senior Certificates, in the following order:

     I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class 2-A-14 Certificates, the Class 2-A-14 Accrual Distribution Amount will be allocated sequentially, to the Class 2-A-11 and Class 2-A-14 Certificates, in that order, until their Class Balances have been reduced to zero.

     II. On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 2 for that Distribution Date and (b) the product of (1) the Pool Distribution Amount for loan group 2 remaining after payment of funds due to the Trustee and distributions of interest on the Group 2 Senior Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for loan group 2 and the denominator of which is the sum of the PO Principal Amount for loan group 2 and the Senior Principal Distribution Amount for loan group 2, as principal, sequentially, as follows:

     first, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-12 Certificates, pro rata, up to the Group 2 Priority Amount for that Distribution Date;

     second, sequentially, up to the PAC II Principal Amount for such Distribution Date, as follows:

            (a) to the Class 2-A-4 Certificates until their Class Balance has been reduced to zero;

            (b) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, until their Class Balance and Calculation Balance, respectively, have been reduced to zero;

            (c) concurrently, to the Class 2-A-8 and Class 2-A-9 Certificates, pro rata, until their Calculation Balances have been reduced to zero; and

            (d) to the Class 2-A-24 Certificates until their Class Balance has been reduced to zero; and

     third, sequentially, up to the TAC II Principal Amount for such Distribution Date, to the Class 2-A-11 and Class 2-A-14 Certificates, in that order, until their Class Balances have been reduced to zero;

     fourth, to the Class 2-A-15 Certificates until their Class Balance has been reduced to zero;

     fifth, sequentially, to the Class 2-A-11 and Class 2-A-14 Certificates, in that order, until their Class Balances have been reduced to zero;

     sixth, to the Class 2-A-4 Certificates until their Class Balance has been reduced to zero;

     seventh, concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, until their Class Balance and Calculation Balance, respectively, have been reduced to zero;

     eighth, concurrently, to the Class 2-A-8 and Class 2-A-9 Certificates, pro rata, until their Calculation Balances have been reduced to zero;

     ninth, to the Class 2-A-24 Certificates until their Class Balance has been reduced to zero; and

     tenth, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-12 Certificates, pro rata, until their Calculation Balances have been reduced to zero.

     III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class 2-A-15 Certificates, the Class 2-A-15 Accrual Distribution Amount will be allocated, sequentially, as follows:

     first, sequentially, up to the TAC II Principal Amount for such Distribution Date, to the Class 2-A-11 and Class 2-A-14 Certificates, in that order, until their Class Balances have been reduced to zero; and

     second, to the Class 2-A-15 Certificates, until their Class Balance has been reduced to zero.

     The preceding distribution priorities for a group will not apply on any Distribution Date on or after the applicable Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Non-PO Certificates of such group will be distributed concurrently, as principal to such classes (other than the Exchangeable Certificates) or, in the case of the Class 1-A-31 Certificates, the Components, pro rata, based on their Class Balances or Component Balances or, in the case of a Class of Exchangeable REMIC Certificates, on their Calculation Balances.

     In the event that all or a portion of a class of Exchangeable REMIC Certificates is exchanged for a proportionate portion of the class of Exchangeable Certificates in the related Exchangeable Combination, the class of such Exchangeable Certificates entitled to principal will be entitled to a proportionate share of the principal distributions on the class of Exchangeable REMIC Certificates in the order of priority assigned to such class of Exchangeable REMIC Certificates.

     The "Calculation Balance" of a class of Exchangeable REMIC Certificates at any time will equal the then current class balance of such Exchangeable REMIC Certificates if such class balance had been calculated under the condition that no Exchangeable REMIC Certificates of such class are ever exchanged for Exchangeable Certificates.

     Priority Amount

     The "Group 1 Priority Amount" for any Distribution Date will be equal to the lesser of (i) the aggregate Class Balance of the Class 1-A-1, Class 1-A-2, Class 1-A-23, Class 1-A-24, Class 1-A-25 and Class 1-A-26 Certificates and (ii) the product of (a) the Non-PO Principal Amount for loan group 1, (b) the Shift Percentage and (c) the Group 1 Priority Percentage.

     The "Group 2 Priority Amount" for any Distribution Date will be equal to the lesser of (i) the aggregate Class Balance of the Class 2-A-1, Class 2-A-2, Class 2-A-12, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19 and Class 2-A-25 Certificates and (ii) the product of (a) the Non-PO Principal Amount for loan group 2, (b) the Shift Percentage and (c) the Group 2 Priority Percentage.

     The "Group 1 Priority Percentage" for any Distribution Date will equal (i) the aggregate Class Balance of the Class 1-A-1, Class 1-A-2, Class 1-A-23, Class 1-A-24, Class 1-A-25 and Class 1-A-26 Certificates divided by (ii) the Pool Principal Balance (Non-PO Portion) for loan group 1.

     The "Group 2 Priority Percentage" for any Distribution Date will equal (i) the aggregate Class Balance of the Class 2-A-1, Class 2-A-2, Class 2-A-12, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19 and Class 2-A-25 Certificates divided by (ii) the Pool Principal Balance (Non-PO Portion) for loan group 2.

     The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring In                               Shift Percentage
------------------------------                               ----------------
March 2007 through February 2012...................                 0%
March 2012 through February 2013...................                30%
March 2013 through February 2014...................                40%
March 2014 through February 2015...................                60%
March 2015 through February 2016...................                80%
March 2016 and thereafter..........................                100%


         PAC I Principal Amount, PAC II Principal Amount, TAC I Principal Amount and TAC II Principal Amount

     As used above, the "PAC I Principal Amount" for any Distribution Date and the Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-12, Class 1-A-13, Class 1-A-15, Class 1-A-16, Class 1-A-19, Class 1-A-27,
Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31 and Class 1-A-32 Certificates (the "PAC I Certificates" or the "PAC I Group") means the amount, if any, that would reduce the aggregate Class Balance of the PAC I Group to the applicable balance shown in the related table set forth below for that Distribution Date.

     As used above, the "PAC II Principal Amount" for any Distribution Date and the Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-8, Class 2-A-9, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 2-A-23, Class 2-A-24 and Class 2-A-26 Certificates (the "PAC II Certificates" or the "PAC II Group" and each of the PAC I Group and PAC II Group, a "PAC Group") means the amount, if any, that would reduce the aggregate Class Balance of the PAC II Group to the applicable balance shown in the related table set forth below for that Distribution Date.

     As used above, the "TAC I Principal Amount" for any Distribution Date and for the Class 1-A-18 and Class 1-A-21 Certificates (the "TAC I Certificates" or the "TAC I Group") means the amount, if any, that would reduce the aggregate Class Balance of the TAC I Group to the applicable balance shown in the related table set forth below for that Distribution Date.

     As used above, the "TAC II Principal Amount" for any Distribution Date and for the Class 2-A-11 and Class 2-A-14 Certificates (the "TAC II Certificates" or the "TAC II Group" and each of the TAC I Group and TAC II Group, a "TAC Group") means the amount, if any, that would reduce the aggregate Class Balance of the TAC II Group to the applicable balance shown in the related table set forth below for that Distribution Date.

                                                              Planned Balance Schedules and
         Distribution Date                                      Targeted Balance Schedules
         -----------------                ------------------------------------------------------------------------
                                           PAC I Group       PAC II Group        TAC I Group       TAC II Group
                                          ---------------   ---------------    ---------------    ----------------
         Initial Balance...............   $198,172,000.00   $186,730,000.00    $125,010,000.00    $117,699,000.00
         March 25, 2007................   $197,253,494.01   $185,814,866.00    $123,959,686.44    $116,613,677.27
         April 25, 2007................   $196,256,080.16   $184,825,833.18    $122,768,887.99    $115,397,030.04
         May 25, 2007..................   $195,180,251.36   $183,763,345.21    $121,439,498.08    $114,051,072.68
         June 25, 2007.................   $194,026,495.84   $182,627,893.50    $119,973,757.88    $112,578,145.48
         July 25, 2007.................   $192,795,352.44   $181,420,016.82    $118,374,253.37    $110,980,911.08
         August 25, 2007...............   $191,487,410.28   $180,140,300.99    $116,643,911.15    $109,262,349.78
         September 25, 2007............   $190,103,308.33   $178,789,378.43    $114,785,993.13    $107,425,753.79
         October 25, 2007..............   $188,643,734.99   $177,367,927.69    $112,804,090.09    $105,474,720.40
         November 25, 2007.............   $187,109,427.55   $175,876,672.96    $110,702,114.04    $103,413,144.07
         December 25, 2007.............   $185,501,171.62   $174,316,383.48    $108,484,289.55    $101,245,207.46
         January 25, 2008..............   $183,819,800.50   $172,687,872.94    $106,155,143.90    $ 98,975,371.49
         February 25, 2008.............   $182,066,194.55   $170,991,998.79    $103,719,496.11    $ 96,608,364.29
         March 25, 2008................   $180,241,280.40   $169,229,661.51    $101,182,445.06    $ 94,149,169.34
         April 25, 2008................   $178,346,030.23   $167,401,803.91    $ 98,549,356.39    $ 91,603,012.44
         May 25, 2008..................   $176,381,460.90   $165,509,410.26    $ 95,825,848.57    $ 88,975,348.00
         June 25, 2008.................   $174,348,633.10   $163,553,505.45    $ 93,017,777.97    $ 86,271,844.34
         July 25, 2008.................   $172,248,650.39   $161,535,154.10    $ 90,131,223.01    $ 83,498,368.22
         August 25, 2008...............   $170,082,658.28   $159,455,459.60    $ 87,172,467.47    $ 80,660,968.61
         September 25, 2008............   $167,851,843.15   $157,315,563.13    $ 84,147,983.10    $ 77,765,859.77
         October 25, 2008..............   $165,557,549.27   $155,116,642.63    $ 81,064,617.20    $ 74,819,403.63
         November 25, 2008.............   $163,201,038.60   $152,860,390.33    $ 77,929,145.85    $ 71,828,920.48
         December 25, 2008.............   $160,791,630.79   $150,573,806.48    $ 74,762,279.06    $ 68,845,285.96
         January 25, 2009..............   $158,350,672.48   $148,257,624.75    $ 71,604,532.03    $ 65,871,802.15
         February 25, 2009.............   $155,878,942.35   $145,928,432.52    $ 68,459,381.95    $ 62,938,809.61
         March 25, 2009................   $153,393,044.51   $143,599,318.40    $ 65,357,179.62    $ 60,069,159.36
         April 25, 2009................   $150,909,456.43   $141,272,709.39    $ 62,326,528.15    $ 57,266,473.46
         May 25, 2009..................   $148,440,592.68   $138,961,592.60    $ 59,387,659.14    $ 54,551,977.33
         June 25, 2009.................   $145,988,249.12   $136,665,869.58    $ 56,541,820.76    $ 51,923,708.90
         July 25, 2009.................   $143,552,390.57   $134,385,566.17    $ 53,787,054.61    $ 49,379,953.99
         August 25, 2009...............   $141,132,910.70   $132,120,582.83    $ 51,121,318.04    $ 46,918,815.44
         September 25, 2009............   $138,729,703.85   $129,870,820.70    $ 48,542,610.36    $ 44,538,435.03
         October 25, 2009..............   $136,342,665.08   $127,636,181.54    $ 46,048,971.98    $ 42,236,992.78
         November 25, 2009.............   $133,971,690.11   $125,416,567.77    $ 43,638,483.61    $ 40,012,706.11
         December 25, 2009.............   $131,616,675.35   $123,211,882.42    $ 41,309,265.47    $ 37,863,829.15
         January 25, 2010..............   $129,277,517.89   $121,022,029.19    $ 39,059,476.45    $ 35,788,651.96
         February 25, 2010.............   $126,954,115.49   $118,846,912.38    $ 36,887,313.40    $ 33,785,499.87
         March 25, 2010................   $124,646,366.57   $116,686,436.92    $ 34,791,010.33    $ 31,852,732.70
         April 25, 2010................   $122,354,170.22   $114,540,508.37    $ 32,768,837.69    $ 29,988,744.15
         May 25, 2010..................   $120,077,426.20   $112,409,032.89    $ 30,819,101.61    $ 28,191,961.08
         June 25, 2010.................   $117,816,034.90   $110,291,917.29    $ 28,940,143.23    $ 26,460,842.82
         July 25, 2010.................   $115,569,897.39   $108,189,068.93    $ 27,130,337.96    $ 24,793,880.60
         August 25, 2010...............   $113,338,915.36   $106,100,395.84    $ 25,388,094.84    $ 23,189,596.83
         September 25, 2010............   $111,122,991.16   $104,025,806.59    $ 23,711,855.82    $ 21,646,544.54
         October 25, 2010..............   $108,922,027.77   $101,965,210.40    $ 22,100,095.12    $ 20,163,306.71
         November 25, 2010.............   $106,735,928.82   $ 99,918,517.04    $ 20,551,318.60    $ 18,738,495.74
         December 25, 2010.............   $104,564,598.54   $ 97,885,636.90    $ 19,064,063.11    $ 17,370,752.78
         January 25, 2011..............   $102,407,941.81   $ 95,866,480.94    $ 17,636,895.87    $ 16,058,747.22
         February 25, 2011.............   $100,265,864.13   $ 93,860,960.70    $ 16,268,413.86    $ 14,801,176.10
         March 25, 2011................   $ 98,138,271.61   $ 91,868,988.32    $ 14,957,243.24    $ 13,596,763.54
         April 25, 2011................   $ 96,025,070.98   $ 89,890,476.49    $ 13,702,038.73    $ 12,444,260.23
         May 25, 2011..................   $ 93,926,169.58   $ 87,925,338.48    $ 12,501,483.10    $ 11,342,442.87
         June 25, 2011.................   $ 91,841,475.34   $ 85,973,488.12    $ 11,354,286.53    $ 10,290,113.67
         July 25, 2011.................   $ 89,770,896.82   $ 84,034,839.82    $ 10,259,186.13    $  9,286,099.81
         August 25, 2011...............   $ 87,714,343.17   $ 82,109,308.54    $  9,214,945.33    $  8,329,252.96
         September 25, 2011............   $ 85,671,724.11   $ 80,196,809.79    $  8,220,353.44    $  7,418,448.81
         October 25, 2011..............   $ 83,642,949.99   $ 78,297,259.64    $  7,274,225.03    $  6,552,586.54
         November 25, 2011.............   $ 81,627,931.72   $ 76,410,574.71    $  6,375,399.51    $  5,730,588.36
         December 25, 2011.............   $ 79,626,580.80   $ 74,536,672.16    $  5,522,740.58    $  4,951,399.09
         January 25, 2012..............   $ 77,638,809.32   $ 72,675,469.70    $  4,715,135.75    $  4,213,985.64
         February 25, 2012.............   $ 75,664,529.92   $ 70,826,885.57    $  3,951,495.88    $  3,517,336.63
         March 25, 2012................   $ 73,816,381.43   $ 69,095,036.23    $  3,424,298.38    $  3,038,952.96
         April 25, 2012................   $ 71,981,335.25   $ 67,375,447.49    $  2,937,188.10    $  2,597,749.33
         May 25, 2012..................   $ 70,159,306.10   $ 65,668,039.56    $  2,489,153.44    $  2,192,786.24
         June 25, 2012.................   $ 68,350,209.25   $ 63,972,733.14    $  2,079,204.23    $  1,823,144.18
         July 25, 2012.................   $ 66,553,960.56   $ 62,289,449.49    $  1,706,371.30    $  1,487,923.09
         August 25, 2012...............   $ 64,770,476.42   $ 60,618,110.36    $  1,369,706.08    $  1,186,242.10
         September 25, 2012............   $ 62,999,673.78   $ 58,958,638.03    $  1,068,280.19    $    917,239.04
         October 25, 2012..............   $ 61,241,470.12   $ 57,310,955.29    $    801,185.01    $    680,070.12
         November 25, 2012.............   $ 59,495,783.49   $ 55,674,985.43    $    567,531.28    $    473,909.56
         December 25, 2012.............   $ 57,762,532.47   $ 54,050,652.25    $    366,448.71    $    297,949.20
         January 25, 2013..............   $ 56,041,636.16   $ 52,437,880.06    $    197,085.65    $    151,398.12
         February 25, 2013.............   $ 54,333,014.21   $ 50,836,593.65    $     58,608.63    $     33,482.37
         March 25, 2013................   $ 52,673,446.47   $ 49,280,800.58    $      8,146.24    $          0.00
         April 25, 2013................   $ 51,025,810.27   $ 47,736,175.91    $          0.00    $          0.00
         May 25, 2013..................   $ 49,394,981.80   $ 46,217,443.18    $          0.00    $          0.00
         June 25, 2013.................   $ 47,802,467.61   $ 44,734,339.44    $          0.00    $          0.00
         July 25, 2013.................   $ 46,247,456.40   $ 43,286,110.69    $          0.00    $          0.00
         August 25, 2013...............   $ 44,729,153.39   $ 41,872,018.21    $          0.00    $          0.00
         September 25, 2013............   $ 43,246,779.95   $ 40,491,338.34    $          0.00    $          0.00
         October 25, 2013..............   $ 41,799,573.28   $ 39,143,362.12    $          0.00    $          0.00
         November 25, 2013.............   $ 40,386,786.14   $ 37,827,395.00    $          0.00    $          0.00
         December 25, 2013.............   $ 39,007,686.47   $ 36,542,756.61    $          0.00    $          0.00
         January 25, 2014..............   $ 37,661,557.15   $ 35,288,780.41    $          0.00    $          0.00
         February 25, 2014.............   $ 36,347,695.64   $ 34,064,813.43    $          0.00    $          0.00
         March 25, 2014................   $ 35,237,109.51   $ 33,028,768.65    $          0.00    $          0.00
         April 25, 2014................   $ 34,153,810.22   $ 32,018,130.11    $          0.00    $          0.00
         May 25, 2014..................   $ 33,097,192.31   $ 31,032,334.64    $          0.00    $          0.00
         June 25, 2014.................   $ 32,066,663.09   $ 30,070,830.90    $          0.00    $          0.00
         July 25, 2014.................   $ 31,061,642.34   $ 29,133,079.17    $          0.00    $          0.00
         August 25, 2014...............   $ 30,081,562.04   $ 28,218,551.07    $          0.00    $          0.00
         September 25, 2014............   $ 29,125,866.18   $ 27,326,729.39    $          0.00    $          0.00
         October 25, 2014..............   $ 28,194,010.46   $ 26,457,107.79    $          0.00    $          0.00
         November 25, 2014.............   $ 27,285,462.08   $ 25,609,190.62    $          0.00    $          0.00
         December 25, 2014.............   $ 26,399,699.47   $ 24,782,492.70    $          0.00    $          0.00
         January 25, 2015..............   $ 25,536,212.10   $ 23,976,539.11    $          0.00    $          0.00
         February 25, 2015.............   $ 24,694,500.26   $ 23,190,864.95    $          0.00    $          0.00
         March 25, 2015................   $ 24,021,855.28   $ 22,561,511.86    $          0.00    $          0.00
         April 25, 2015................   $ 23,365,651.23   $ 21,947,507.89    $          0.00    $          0.00
         May 25, 2015..................   $ 22,725,513.12   $ 21,348,503.45    $          0.00    $          0.00
         June 25, 2015.................   $ 22,101,074.16   $ 20,764,156.58    $          0.00    $          0.00
         July 25, 2015.................   $ 21,491,975.54   $ 20,194,132.73    $          0.00    $          0.00
         August 25, 2015...............   $ 20,897,866.30   $ 19,638,104.69    $          0.00    $          0.00
         September 25, 2015............   $ 20,318,403.12   $ 19,095,752.36    $          0.00    $          0.00
         October 25, 2015..............   $ 19,753,250.22   $ 18,566,762.64    $          0.00    $          0.00
         November 25, 2015.............   $ 19,202,079.13   $ 18,050,829.29    $          0.00    $          0.00
         December 25, 2015.............   $ 18,664,568.60   $ 17,547,652.74    $          0.00    $          0.00
         January 25, 2016..............   $ 18,140,404.39   $ 17,056,939.99    $          0.00    $          0.00
         February 25, 2016.............   $ 17,629,279.17   $ 16,578,404.45    $          0.00    $          0.00
         March 25, 2016................   $ 17,251,689.19   $ 16,223,358.81    $          0.00    $          0.00
         April 25, 2016................   $ 16,881,936.27   $ 15,875,681.64    $          0.00    $          0.00
         May 25, 2016..................   $ 16,519,860.97   $ 15,535,223.06    $          0.00    $          0.00
         June 25, 2016.................   $ 16,165,307.07   $ 15,201,836.17    $          0.00    $          0.00
         July 25, 2016.................   $ 15,818,121.45   $ 14,875,377.05    $          0.00    $          0.00
         August 25, 2016...............   $ 15,478,154.09   $ 14,555,704.64    $          0.00    $          0.00
         September 25, 2016............   $ 15,145,257.99   $ 14,242,680.73    $          0.00    $          0.00
         October 25, 2016..............   $ 14,819,289.08   $ 13,936,169.88    $          0.00    $          0.00
         November 25, 2016.............   $ 14,500,106.20   $ 13,636,039.38    $          0.00    $          0.00
         December 25, 2016.............   $ 14,187,571.03   $ 13,342,159.19    $          0.00    $          0.00
         January 25, 2017..............   $ 13,881,548.01   $ 13,054,401.86    $          0.00    $          0.00
         February 25, 2017.............   $ 13,581,904.34   $ 12,772,642.52    $          0.00    $          0.00
         March 25, 2017................   $ 13,288,509.86   $ 12,496,758.82    $          0.00    $          0.00
         April 25, 2017................   $ 13,001,237.03   $ 12,226,630.85    $          0.00    $          0.00
         May 25, 2017..................   $ 12,719,960.90   $ 11,962,141.13    $          0.00    $          0.00
         June 25, 2017.................   $ 12,444,559.01   $ 11,703,174.53    $          0.00    $          0.00
         July 25, 2017.................   $ 12,174,911.37   $ 11,449,618.24    $          0.00    $          0.00
         August 25, 2017...............   $ 11,910,900.41   $ 11,201,361.73    $          0.00    $          0.00
         September 25, 2017............   $ 11,652,410.94   $ 10,958,296.68    $          0.00    $          0.00
         October 25, 2017..............   $ 11,399,330.05   $ 10,720,316.97    $          0.00    $          0.00
         November 25, 2017.............   $ 11,151,547.14   $ 10,487,318.60    $          0.00    $          0.00
         December 25, 2017.............   $ 10,908,953.83   $ 10,259,199.67    $          0.00    $          0.00
         January 25, 2018..............   $ 10,671,443.92   $ 10,035,860.35    $          0.00    $          0.00
         February 25, 2018.............   $.10,438,913.35   $  9,817,202.78    $          0.00    $          0.00
         March 25, 2018................   $.10,211,260.16   $  9,603,131.13    $          0.00    $          0.00
         April 25, 2018................   $  9,988,384.44   $  9,393,551.45    $          0.00    $          0.00
         May 25, 2018..................   $  9,770,188.31   $  9,188,371.71    $          0.00    $          0.00
         June 25, 2018.................   $  9,556,575.84   $  8,987,501.74    $          0.00    $          0.00
         July 25, 2018.................   $  9,347,453.07   $  8,790,853.18    $          0.00    $          0.00
         August 25, 2018...............   $  9,142,727.89   $  8,598,339.45    $          0.00    $          0.00
         September 25, 2018............   $  8,942,310.10   $  8,409,875.73    $          0.00    $          0.00
         October 25, 2018..............   $  8,746,111.28   $  8,225,378.90    $          0.00    $          0.00
         November 25, 2018.............   $  8,554,044.82   $  8,044,767.53    $          0.00    $          0.00
         December 25, 2018.............   $  8,366,025.85   $  7,867,961.81    $          0.00    $          0.00
         January 25, 2019..............   $  8,181,971.21   $  7,694,883.58    $          0.00    $          0.00
         February 25, 2019.............   $  8,001,799.44   $  7,525,456.23    $          0.00    $          0.00
         March 25, 2019................   $  7,825,430.69   $  7,359,604.71    $          0.00    $          0.00
         April 25, 2019................   $  7,652,786.77   $  7,197,255.48    $          0.00    $          0.00
         May 25, 2019..................   $  7,483,791.03   $  7,038,336.51    $          0.00    $          0.00
         June 25, 2019.................   $  7,318,368.40   $  6,882,777.18    $          0.00    $          0.00
         July 25, 2019.................   $  7,156,445.31   $  6,730,508.35    $          0.00    $          0.00
         August 25, 2019...............   $  6,997,949.69   $  6,581,462.25    $          0.00    $          0.00
         September 25, 2019............   $  6,842,810.93   $  6,435,572.49    $          0.00    $          0.00
         October 25, 2019..............   $  6,690,959.83   $  6,292,774.02    $          0.00    $          0.00
         November 25, 2019.............   $  6,542,328.62   $  6,153,003.11    $          0.00    $          0.00
         December 25, 2019.............   $  6,396,850.87   $  6,016,197.31    $          0.00    $          0.00
         January 25, 2020..............   $  6,254,461.54   $  5,882,295.47    $          0.00    $          0.00
         February 25, 2020.............   $  6,115,096.86   $  5,751,237.63    $          0.00    $          0.00
         March 25, 2020................   $  5,978,694.38   $  5,622,965.08    $          0.00    $          0.00
         April 25, 2020................   $  5,845,192.92   $  5,497,420.29    $          0.00    $          0.00
         May 25, 2020..................   $  5,714,532.52   $  5,374,546.90    $          0.00    $          0.00
         June 25, 2020.................   $  5,586,654.46   $  5,254,289.68    $          0.00    $          0.00
         July 25, 2020.................   $  5,461,501.18   $  5,136,594.54    $          0.00    $          0.00
         August 25, 2020...............   $  5,339,016.33   $  5,021,408.48    $          0.00    $          0.00
         September 25, 2020............   $  5,219,144.67   $  4,908,679.56    $          0.00    $          0.00
         October 25, 2020..............   $  5,101,832.09   $  4,798,356.92    $          0.00    $          0.00
         November 25, 2020.............   $  4,987,025.59   $  4,690,390.73    $          0.00    $          0.00
         December 25, 2020.............   $  4,874,673.24   $  4,584,732.14    $          0.00    $          0.00
         January 25, 2021..............   $  4,764,724.16   $  4,481,333.34    $          0.00    $          0.00
         February 25, 2021.............   $  4,657,128.51   $  4,380,147.46    $          0.00    $          0.00
         March 25, 2021................   $  4,551,837.46   $  4,281,128.59    $          0.00    $          0.00
         April 25, 2021................   $  4,448,803.18   $  4,184,231.75    $          0.00    $          0.00
         May 25, 2021..................   $  4,347,978.80   $  4,089,412.89    $          0.00    $          0.00
         June 25, 2021.................   $  4,249,318.43   $  3,996,628.85    $          0.00    $          0.00
         July 25, 2021.................   $  4,152,777.07   $  3,905,837.34    $          0.00    $          0.00
         August 25, 2021...............   $  4,058,310.69   $  3,816,996.93    $          0.00    $          0.00
         September 25, 2021............   $  3,965,876.11   $  3,730,067.04    $          0.00    $          0.00
         October 25, 2021..............   $  3,875,431.06   $  3,645,007.93    $          0.00    $          0.00
         November 25, 2021.............   $  3,786,934.12   $  3,561,780.65    $          0.00    $          0.00
         December 25, 2021.............   $  3,700,344.70   $  3,480,347.04    $          0.00    $          0.00
         January 25, 2022..............   $  3,615,623.08   $  3,400,669.74    $          0.00    $          0.00
         February 25, 2022.............   $  3,532,730.29   $  3,322,712.14    $          0.00    $          0.00
         March 25, 2022................   $  3,451,628.22   $  3,246,438.38    $          0.00    $          0.00
         April 25, 2022................   $  3,372,279.48   $  3,171,813.32    $          0.00    $          0.00
         May 25, 2022..................   $  3,294,647.48   $  3,098,802.54    $          0.00    $          0.00
         June 25, 2022.................   $  3,218,696.36   $  3,027,372.35    $          0.00    $          0.00
         July 25, 2022.................   $  3,144,391.01   $  2,957,489.72    $          0.00    $          0.00
         August 25, 2022...............   $  3,071,697.02   $  2,889,122.29    $          0.00    $          0.00
         September 25, 2022............   $  3,000,580.68   $  2,822,238.39    $          0.00    $          0.00
         October 25, 2022..............   $  2,931,008.99   $  2,756,806.97    $          0.00    $          0.00
         November 25, 2022.............   $  2,862,949.61   $  2,692,797.63    $          0.00    $          0.00
         December 25, 2022.............   $  2,796,370.87   $  2,630,180.58    $          0.00    $          0.00
         January 25, 2023..............   $  2,731,241.73   $  2,568,926.66    $          0.00    $          0.00
         February 25, 2023.............   $  2,667,531.81   $  2,509,007.29    $          0.00    $          0.00
         March 25, 2023................   $  2,605,211.33   $  2,450,394.48    $          0.00    $          0.00
         April 25, 2023................   $  2,544,251.14   $  2,393,060.80    $          0.00    $          0.00
         May 25, 2023..................   $  2,484,622.68   $  2,336,979.42    $          0.00    $          0.00
         June 25, 2023.................   $  2,426,297.96   $  2,282,124.01    $          0.00    $          0.00
         July 25, 2023.................   $  2,369,249.58   $  2,228,468.82    $          0.00    $          0.00
         August 25, 2023...............   $  2,313,450.71   $  2,175,988.61    $          0.00    $          0.00
         September 25, 2023............   $  2,258,875.06   $  2,124,658.65    $          0.00    $          0.00
         October 25, 2023..............   $  2,205,496.86   $  2,074,454.74    $          0.00    $          0.00
         November 25, 2023.............   $  2,153,290.91   $  2,025,353.16    $          0.00    $          0.00
         December 25, 2023.............   $  2,102,232.49   $  1,977,330.69    $          0.00    $          0.00
         January 25, 2024..............   $  2,052,297.41   $  1,930,364.56    $          0.00    $          0.00
         February 25, 2024.............   $  2,003,461.97   $  1,884,432.50    $          0.00    $          0.00
         March 25, 2024................   $  1,955,702.96   $  1,839,512.69    $          0.00    $          0.00
         April 25, 2024................   $  1,908,997.65   $  1,795,583.74    $          0.00    $          0.00
         May 25, 2024..................   $  1,863,323.76   $  1,752,624.73    $          0.00    $          0.00
         June 25, 2024.................   $  1,818,659.49   $  1,710,615.13    $          0.00    $          0.00
         July 25, 2024.................   $  1,774,983.48   $  1,669,534.88    $          0.00    $          0.00
         August 25, 2024...............   $  1,732,274.81   $  1,629,364.30    $          0.00    $          0.00
         September 25, 2024............   $  1,690,512.99   $  1,590,084.12    $          0.00    $          0.00
         October 25, 2024..............   $  1,649,677.96   $  1,551,675.48    $          0.00    $          0.00
         November 25, 2024.............   $  1,609,750.06   $  1,514,119.91    $          0.00    $          0.00
         December 25, 2024.............   $  1,570,710.04   $  1,477,399.29    $          0.00    $          0.00
         January 25, 2025..............   $  1,532,539.06   $  1,441,495.91    $          0.00    $          0.00
         February 25, 2025.............   $  1,495,218.65   $  1,406,392.40    $          0.00    $          0.00
         March 25, 2025................   $  1,458,730.74   $  1,372,071.78    $          0.00    $          0.00
         April 25, 2025................   $  1,423,057.61   $  1,338,517.39    $          0.00    $          0.00
         May 25, 2025..................   $  1,388,181.93   $  1,305,712.92    $          0.00    $          0.00
         June 25, 2025.................   $  1,354,086.72   $  1,273,642.40    $          0.00    $          0.00
         July 25, 2025.................   $  1,320,755.34   $  1,242,290.21    $          0.00    $          0.00
         August 25, 2025...............   $  1,288,171.51   $  1,211,641.02    $          0.00    $          0.00
         September 25, 2025............   $  1,256,319.28   $  1,181,679.84    $          0.00    $          0.00
         October 25, 2025..............   $  1,225,183.02   $  1,152,391.99    $          0.00    $          0.00
         November 25, 2025.............   $  1,194,747.46   $  1,123,763.07    $          0.00    $          0.00
         December 25, 2025.............   $  1,164,997.59   $  1,095,779.00    $          0.00    $          0.00
         January 25, 2026..............   $  1,135,918.77   $  1,068,426.00    $          0.00    $          0.00
         February 25, 2026.............   $  1,107,496.61   $  1,041,690.55    $          0.00    $          0.00
         March 25, 2026................   $  1,079,717.06   $  1,015,559.43    $          0.00    $          0.00
         April 25, 2026................   $  1,052,587.41   $    990,019.69    $          0.00    $          0.00
         May 25, 2026..................   $..1,026,072.38   $    965,058.65    $          0.00    $          0.00
         June 25, 2026.................   $..1,000,171.80   $    940,663.87    $          0.00    $          0.00
         July 25, 2026.................   $    974,859.30   $    916,823.22    $          0.00    $          0.00
         August 25, 2026...............   $    950,122.25   $    893,545.15    $          0.00    $          0.00
         September 25, 2026............   $    926,071.49   $    870,796.95    $          0.00    $          0.00
         October 25, 2026..............   $    902,567.54   $    848,583.32    $          0.00    $          0.00
         November 25, 2026.............   $    879,598.65   $    826,914.25    $          0.00    $          0.00
         December 25, 2026.............   $    857,153.31   $    805,739.74    $          0.00    $          0.00
         January 25, 2027..............   $    835,220.25   $    785,049.15    $          0.00    $          0.00
         February 25, 2027.............   $    813,788.42   $    764,832.03    $          0.00    $          0.00
         March 25, 2027................   $    792,847.01   $    745,078.17    $          0.00    $          0.00
         April 25, 2027................   $    772,385.45   $    725,777.56    $          0.00    $          0.00
         May 25, 2027..................   $    752,393.36   $    706,920.40    $          0.00    $          0.00
         June 25, 2027.................   $    732,860.61   $    688,497.11    $          0.00    $          0.00
         July 25, 2027.................   $    713,777.26   $    670,498.30    $          0.00    $          0.00
         August 25, 2027...............   $    695,133.57   $    652,914.76    $          0.00    $          0.00
         September 25, 2027............   $    676,920.03   $    635,737.49    $          0.00    $          0.00
         October 25, 2027..............   $    659,127.31   $    618,957.68    $          0.00    $          0.00
         November 25, 2027.............   $    641,746.28   $    602,566.71    $          0.00    $          0.00
         December 25, 2027.............   $    624,768.01   $    586,556.11    $          0.00    $          0.00
         January 25, 2028..............   $    608,183.73   $    570,917.61    $          0.00    $          0.00
         February 25, 2028.............   $    591,984.88   $    555,643.13    $          0.00    $          0.00
         March 25, 2028................   $    576,163.07   $    540,724.72    $          0.00    $          0.00
         April 25, 2028................   $    560,710.09   $    526,154.63    $          0.00    $          0.00
         May 25, 2028..................   $    545,617.89   $    511,925.24    $          0.00    $          0.00
         June 25, 2028.................   $    530,878.61   $    498,029.13    $          0.00    $          0.00
         July 25, 2028.................   $    516,484.53   $    484,459.01    $          0.00    $          0.00
         August 25, 2028...............   $    502,428.12   $    471,207.75    $          0.00    $          0.00
         September 25, 2028............   $    488,701.97   $    458,268.36    $          0.00    $          0.00
         October 25, 2028..............   $    475,298.88   $    445,634.01    $          0.00    $          0.00
         November 25, 2028.............   $    462,211.74   $    433,298.00    $          0.00    $          0.00
         December 25, 2028.............   $    449,433.64   $    421,253.80    $          0.00    $          0.00
         January 25, 2029..............   $    436,957.78   $    409,494.98    $          0.00    $          0.00
         February 25, 2029.............   $    424,777.54   $    398,015.28    $          0.00    $          0.00
         March 25, 2029................   $    412,886.39   $    386,808.54    $          0.00    $          0.00
         April 25, 2029................   $    401,277.99   $    375,868.75    $          0.00    $          0.00
         May 25, 2029..................   $    389,946.11   $    365,190.02    $          0.00    $          0.00
         June 25, 2029.................   $    378,884.63   $    354,766.59    $          0.00    $          0.00
         July 25, 2029.................   $    368,087.60   $    344,592.83    $          0.00    $          0.00
         August 25, 2029...............   $    357,549.17   $    334,663.19    $          0.00    $          0.00
         September 25, 2029............   $    347,263.61   $    324,972.29    $          0.00    $          0.00
         October 25, 2029..............   $    337,225.34   $    315,514.83    $          0.00    $          0.00
         November 25, 2029.............   $    327,428.87   $    306,285.63    $          0.00    $          0.00
         December 25, 2029.............   $    317,868.84   $    297,279.63    $          0.00    $          0.00
         January 25, 2030..............   $    308,539.99   $    288,491.85    $          0.00    $          0.00
         February 25, 2030.............   $    299,437.19   $    279,917.45    $          0.00    $          0.00
         March 25, 2030................   $    290,555.41   $    271,551.67    $          0.00    $          0.00
         April 25, 2030................   $    281,889.73   $    263,389.86    $          0.00    $          0.00
         May 25, 2030..................   $    273,435.32   $    255,427.47    $          0.00    $          0.00
         June 25, 2030.................   $    265,187.47   $    247,660.04    $          0.00    $          0.00
         July 25, 2030.................   $    257,141.57   $    240,083.21    $          0.00    $          0.00
         August 25, 2030...............   $    249,293.09   $    232,692.71    $          0.00    $          0.00
         September 25, 2030............   $    241,637.62   $    225,484.37    $          0.00    $          0.00
         October 25, 2030..............   $    234,170.83   $    218,454.09    $          0.00    $          0.00
         November 25, 2030.............   $    226,888.48   $    211,597.87    $          0.00    $          0.00
         December 25, 2030.............   $    219,786.43   $    204,911.81    $          0.00    $          0.00
         January 25, 2031..............   $    212,860.63   $    198,392.06    $          0.00    $          0.00
         February 25, 2031.............   $    206,107.10   $    192,034.88    $          0.00    $          0.00
         March 25, 2031................   $    199,521.97   $    185,836.60    $          0.00    $          0.00
         April 25, 2031................   $    193,101.42   $    179,793.62    $          0.00    $          0.00
         May 25, 2031..................   $    186,841.75   $    173,906.63    $          0.00    $          0.00
         June 25, 2031.................   $    180,739.31   $    168,167.84    $          0.00    $          0.00
         July 25, 2031.................   $    174,790.53   $    162,573.92    $          0.00    $          0.00
         August 25, 2031...............   $    168,991.94   $    157,121.55    $          0.00    $          0.00
         September 25, 2031............   $    163,340.13   $    151,807.52    $          0.00    $          0.00
         October 25, 2031..............   $    157,831.74   $    146,639.35    $          0.00    $          0.00
         November 25, 2031.............   $    152,463.53   $    141,602.92    $          0.00    $          0.00
         December 25, 2031.............   $    147,232.30   $    136,695.25    $          0.00    $          0.00
         January 25, 2032..............   $    142,134.91   $    131,913.39    $          0.00    $          0.00
         February 25, 2032.............   $    137,168.31   $    127,254.45    $          0.00    $          0.00
         March 25, 2032................   $    132,329.51   $    122,715.63    $          0.00    $          0.00
         April 25, 2032................   $    127,615.57   $    118,294.18    $          0.00    $          0.00
         May 25, 2032..................   $    123,023.64   $    113,987.38    $          0.00    $          0.00
         June 25, 2032.................   $    118,550.91   $    109,792.61    $          0.00    $          0.00
         July 25, 2032.................   $    114,194.63   $    105,707.29    $          0.00    $          0.00
         August 25, 2032...............   $    109,952.13   $    101,728.90    $          0.00    $          0.00
         September 25, 2032............   $    105,820.77   $     97,854.95    $          0.00    $          0.00
         October 25, 2032..............   $    101,798.00   $     94,083.05    $          0.00    $          0.00
         November 25, 2032.............   $     97,881.29   $     90,410.81    $          0.00    $          0.00
         December 25, 2032.............   $     94,068.19   $     86,835.94    $          0.00    $          0.00
         January 25, 2033..............   $     90,356.29   $     83,356.17    $          0.00    $          0.00
         February 25, 2033.............   $     86,743.25   $     79,969.28    $          0.00    $          0.00
         March 25, 2033................   $     83,226.76   $     76,673.11    $          0.00    $          0.00
         April 25, 2033................   $     79,804.57   $     73,465.55    $          0.00    $          0.00
         May 25, 2033..................   $     76,474.48   $     70,344.53    $          0.00    $          0.00
         June 25, 2033.................   $     73,234.33   $     67,308.01    $          0.00    $          0.00
         July 25, 2033.................   $     70,082.02   $     64,354.02    $          0.00    $          0.00
         August 25, 2033...............   $     67,015.48   $     61,480.61    $          0.00    $          0.00
         September 25, 2033............   $     64,032.71   $     58,685.90    $          0.00    $          0.00
         October 25, 2033..............   $     61,131.73   $     55,968.03    $          0.00    $          0.00
         November 25, 2033.............   $     58,310.60   $     53,325.18    $          0.00    $          0.00
         December 25, 2033.............   $     55,570.08   $     50,755.58    $          0.00    $          0.00
         January 25, 2034..............   $     52,905.60   $     48,257.49    $          0.00    $          0.00
         February 25, 2034.............   $     50,315.36   $     45,829.22    $          0.00    $          0.00
         March 25, 2034................   $     47,797.60   $     43,469.12    $          0.00    $          0.00
         April 25, 2034................   $     45,350.59   $     41,175.55    $          0.00    $          0.00
         May 25, 2034..................   $     42,972.65   $     38,946.92    $          0.00    $          0.00
         June 25, 2034.................   $     40,662.14   $     36,781.70    $          0.00    $          0.00
         July 25, 2034.................   $     38,417.43   $     34,678.35    $          0.00    $          0.00
         August 25, 2034...............   $     36,236.96   $     32,635.40    $          0.00    $          0.00
         September 25, 2034............   $     34,119.18   $     30,651.40    $          0.00    $          0.00
         October 25, 2034..............   $     32,062.58   $     28,724.92    $          0.00    $          0.00
         November 25, 2034.............   $     30,065.69   $     26,854.57    $          0.00    $          0.00
         December 25, 2034.............   $     28,127.07   $     25,039.01    $          0.00    $          0.00
         January 25, 2035..............   $     26,245.32   $     23,276.90    $          0.00    $          0.00
         February 25, 2035.............   $     24,419.04   $     21,566.95    $          0.00    $          0.00
         March 25, 2035................   $     22,646.91   $     19,907.88    $          0.00    $          0.00
         April 25, 2035................   $     20,927.58   $     18,298.46    $          0.00    $          0.00
         May 25, 2035..................   $     19,259.80   $     16,737.48    $          0.00    $          0.00
         June 25, 2035.................   $     17,642.28   $     15,223.75    $          0.00    $          0.00
         July 25, 2035.................   $     16,073.80   $     13,756.11    $          0.00    $          0.00
         August 25, 2035...............   $     14,553.16   $     12,333.43    $          0.00    $          0.00
         September 25, 2035............   $     13,079.18   $     10,954.60    $          0.00    $          0.00
         October 25, 2035..............   $     11,650.71   $      9,618.53    $          0.00    $          0.00
         November 25, 2035.............   $     10,266.63   $      8,324.18    $          0.00    $          0.00
         December 25, 2035.............   $      8,925.83   $      7,070.51    $          0.00    $          0.00
         January 25, 2036..............   $      7,627.25   $      5,856.50    $          0.00    $          0.00
         February 25, 2036.............   $      6,369.83   $      4,681.16    $          0.00    $          0.00
         March 25, 2036................   $      5,152.55   $      3,543.54    $          0.00    $          0.00
         April 25, 2036................   $      3,974.41   $      2,442.68    $          0.00    $          0.00
         May 25, 2036..................   $      2,834.41   $      1,382.82    $          0.00    $          0.00
         June 25, 2036.................   $      1,837.92   $        709.14    $          0.00    $          0.00
         July 25, 2036.................   $      1,145.50   $         57.46    $          0.00    $          0.00
         August 25, 2036...............   $        475.73   $          0.00    $          0.00    $          0.00
         September 25, 2036............   $         33.37   $          0.00    $          0.00    $          0.00
         October 25, 2036..............   $          0.00   $          0.00    $          0.00    $          0.00

The Yield Maintenance Agreements

     The Trustee, on behalf of the Issuing Entity, will enter into two separate yield maintenance agreements with the Sponsor, as Counterparty, which will be for the benefit of (i) the Class 1-A-18 Certificates (the "Class 1-A-18 Yield Maintenance Agreement") and (ii) the Class 2-A-11 Certificates (the "Class 2-A-11 Yield Maintenance Agreement," and together with the Class 1-A-18 Yield Maintenance Agreement, the "Yield Maintenance Agreements").

     With respect to the Class 1-A-18 Yield Maintenance Agreement , for any Distribution Date prior to and including the Distribution Date in March 2013, if one-month LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.40% per annum, the Counterparty will be obligated to pay to the Trustee, for deposit into the Class 1-A-18 Reserve Fund, the Class 1-A-18 Yield Maintenance Agreement Payment. The "Class 1-A-18 Yield Maintenance Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of one-month LIBOR and 8.90% exceeds (ii) 5.40%, (b) the lesser of (x) the Class Balance of the Class 1-A-18 Certificates prior to distributions on that Distribution Date and (y) the notional amount set forth for that Distribution Date in the applicable table below and (c) one-twelfth. The Counterparty is required to make any Class 1-A-18 Yield Maintenance Agreement Payment on the twenty-third day of each month in which a Distribution Date occurs (or, if not a business day, the immediately preceding business day).

     With respect to the Class 2-A-11 Yield Maintenance Agreement , for any Distribution Date prior to and including the Distribution Date in March 2013, if one-month LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.40% per annum, the Counterparty will be obligated to pay to the Trustee, for deposit into the Class 2-A-11 Reserve Fund, the Class 2-A-11 Yield Maintenance Agreement Payment. The "Class 2-A-11 Yield Maintenance Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of one-month LIBOR and 8.90% exceeds (ii) 5.40%, (b) the lesser of (x) the Class Balance of the Class 2-A-11 Certificates prior to distributions on that Distribution Date and (y) the notional amount set forth for that Distribution Date in the applicable table below and (c) one-twelfth. The Counterparty is required to make any Class 2-A-11 Yield Maintenance Agreement Payment on the twenty-third day of each month in which a Distribution Date occurs (or, if not a business day, the immediately preceding business day).




  Class 1-A-18 Yield Maintenance Agreement        Class 1-A-18 Yield Maintenance
                Distribution Date                    Agreement Notional Amount
-------------------------------------------       ------------------------------
March 25, 2007.............................                 $   125,000,000.00
April 25, 2007.............................                 $   123,949,636.44
May 25, 2007...............................                 $   122,758,787.74
June 25, 2007..............................                 $   121,429,347.33
July 25, 2007..............................                 $   119,963,556.38
August 25, 2007............................                 $   118,364,000.86
September 25, 2007.........................                 $   116,633,607.38
October 25, 2007...........................                 $   114,775,637.84
November 25, 2007..........................                 $   112,793,683.02
December 25, 2007..........................                 $   110,691,654.94
January 25, 2008...........................                 $   108,473,778.15
February 25, 2008..........................                 $   106,144,579.94
March 25, 2008.............................                 $   103,708,879.34
April 25, 2008.............................                 $   101,171,775.20
May 25, 2008...............................                 $    98,538,633.18
June 25, 2008..............................                 $    95,815,071.75
July 25, 2008..............................                 $    93,006,947.26
August 25, 2008............................                 $    90,120,338.15
September 25, 2008.........................                 $    87,161,528.19
October 25, 2008...........................                 $    84,136,989.12
November 25, 2008..........................                 $    81,053,568.25
December 25, 2008..........................                 $    77,918,041.66
January 25, 2009...........................                 $    74,751,119.34
February 25, 2009..........................                 $    71,593,316.52
March 25, 2009.............................                 $    68,448,110.35
April 25, 2009.............................                 $    65,345,851.67
May 25, 2009...............................                 $    62,315,143.56
June 25, 2009..............................                 $    59,376,217.62
July 25, 2009..............................                 $    56,530,322.04
August 25, 2009............................                 $    53,775,498.40
September 25, 2009.........................                 $    51,109,704.05
October 25, 2009...........................                 $    48,530,938.30
November 25, 2009..........................                 $    46,037,241.55
December 25, 2009..........................                 $    43,626,694.53
January 25, 2010...........................                 $    41,297,417.44
February 25, 2010..........................                 $    39,047,569.19
March 25, 2010.............................                 $    36,875,346.60
April 25, 2010.............................                 $    34,778,983.70
May 25, 2010...............................                 $    32,756,750.92
June 25, 2010..............................                 $    30,806,954.41
July 25, 2010..............................                 $    28,927,935.29
August 25, 2010............................                 $    27,118,068.98
September 25, 2010.........................                 $    25,375,764.52
October 25, 2010...........................                 $    23,699,463.84
November 25, 2010..........................                 $    22,087,641.19
December 25, 2010..........................                 $    20,538,802.40
January 25, 2011...........................                 $    19,051,484.33
February 25, 2011..........................                 $    17,624,254.19
March 25, 2011.............................                 $    16,255,708.97
April 25, 2011.............................                 $    14,944,474.83
May 25, 2011...............................                 $    13,689,206.48
June 25, 2011..............................                 $    12,488,586.68
July 25, 2011..............................                 $    11,341,325.64
August 25, 2011............................                 $    10,246,160.43
September 25, 2011.........................                 $     9,201,854.50
October 25, 2011...........................                 $     8,207,197.16
November 25, 2011..........................                 $     7,261,002.97
December 25, 2011..........................                 $     6,362,111.33
January 25, 2012...........................                 $     5,509,385.96
February 25, 2012..........................                 $     4,701,714.36
March 25, 2012.............................                 $     3,938,007.39
April 25, 2012.............................                 $     3,410,742.44
May 25, 2012...............................                 $     2,923,564.38
June 25, 2012..............................                 $     2,475,461.60
July 25, 2012..............................                 $     2,065,443.94
August 25, 2012............................                 $     1,692,542.20
September 25, 2012.........................                 $     1,355,807.84
October 25, 2012...........................                 $     1,054,312.45
November 25, 2012..........................                 $       787,147.44
December 25, 2012..........................                 $       553,423.52
January 25, 2013...........................                 $       352,270.41
February 25, 2013..........................                 $       182,836.46
March 25, 2013.............................                 $        44,288.19
April 25, 2013.............................                 $             0.00




Class 2-A-11 Yield Maintenance Agreement          Class 2-A-11 Yield Maintenance
           Distribution Date                        Agreement Notional Amount
--------------------------------------------------------------------------------
March 25, 2007.............................                 $   117,689,000.00
April 25, 2007.............................                 $   116,603,627.27
May 25, 2007...............................                 $   115,386,929.79
June 25, 2007..............................                 $   114,040,921.93
July 25, 2007..............................                 $   112,567,943.98
August 25, 2007............................                 $   110,970,658.57
September 25, 2007.........................                 $   109,252,046.01
October 25, 2007...........................                 $   107,415,398.50
November 25, 2007..........................                 $   105,464,313.33
December 25, 2007..........................                 $   103,402,684.96
January 25, 2008...........................                 $   101,234,696.06
February 25, 2008..........................                 $    98,964,807.53
March 25, 2008.............................                 $    96,597,747.51
April 25, 2008.............................                 $    94,138,499.48
May 25, 2008...............................                 $    91,592,289.23
June 25, 2008..............................                 $    88,964,571.17
July 25, 2008..............................                 $    86,261,013.63
August 25, 2008............................                 $    83,487,483.36
September 25, 2008.........................                 $    80,650,029.33
October 25, 2008...........................                 $    77,754,865.79
November 25, 2008..........................                 $    74,808,354.68
December 25, 2008..........................                 $    71,817,816.28
January 25, 2009...........................                 $    68,834,126.24
February 25, 2009..........................                 $    65,860,586.63
March 25, 2009.............................                 $    62,927,538.02
April 25, 2009.............................                 $    60,057,831.41
May 25, 2009...............................                 $    57,255,088.87
June 25, 2009..............................                 $    54,540,535.81
July 25, 2009..............................                 $    51,912,210.18
August 25, 2009............................                 $    49,368,397.77
September 25, 2009.........................                 $    46,907,201.44
October 25, 2009...........................                 $    44,526,762.96
November 25, 2009..........................                 $    42,225,262.35
December 25, 2009..........................                 $    40,000,917.03
January 25, 2010...........................                 $    37,851,981.13
February 25, 2010..........................                 $    35,776,744.70
March 25, 2010.............................                 $    33,773,533.07
April 25, 2010.............................                 $    31,840,706.07
May 25, 2010...............................                 $    29,976,657.39
June 25, 2010..............................                 $    28,179,813.88
July 25, 2010..............................                 $    26,448,634.88
August 25, 2010............................                 $    24,781,611.63
September 25, 2010.........................                 $    23,177,266.51
October 25, 2010...........................                 $    21,634,152.57
November 25, 2010..........................                 $    20,150,852.78
December 25, 2010..........................                 $    18,725,979.53
January 25, 2011...........................                 $    17,358,173.99
February 25, 2011..........................                 $    16,046,105.54
March 25, 2011.............................                 $    14,788,471.22
April 25, 2011.............................                 $    13,583,995.13
May 25, 2011...............................                 $    12,431,427.98
June 25, 2011..............................                 $    11,329,546.45
July 25, 2011..............................                 $    10,277,152.77
August 25, 2011............................                 $     9,273,074.11
September 25, 2011.........................                 $     8,316,162.13
October 25, 2011...........................                 $     7,405,292.53
November 25, 2011..........................                 $     6,539,364.47
December 25, 2011..........................                 $     5,717,300.19
January 25, 2012...........................                 $     4,938,044.48
February 25, 2012..........................                 $     4,200,564.26
March 25, 2012.............................                 $     3,503,848.14
April 25, 2012.............................                 $     3,025,397.03
May 25, 2012...............................                 $     2,584,125.61
June 25, 2012..............................                 $     2,179,094.41
July 25, 2012..............................                 $     1,809,383.88
August 25, 2012............................                 $     1,474,093.99
September 25, 2012.........................                 $     1,172,343.85
October 25, 2012...........................                 $       903,271.30
November 25, 2012..........................                 $       666,032.55
December 25, 2012..........................                 $       459,801.80
January 25, 2013...........................                 $       283,770.90
February 25, 2013..........................                 $       137,148.93
March 25, 2013.............................                 $        19,161.93
April 25, 2013.............................                 $             0.00